Amended and Restated Security Agreement

                                [Execution Copy]




                     AMENDED AND RESTATED SECURITY AGREEMENT


                  AMENDED AND RESTATED SECURITY AGREEMENT dated as of May 24, 1996, between SWANK, INC., a corporation duly organized and validly existing under the laws of the State of Delaware ("Swank"), and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as agent for the Banks referred to below (in such capacity, the "Agent").

                  Swank and the Agent are parties to a Security Agreement dated as of December 22, 1992 (the "1992 Security Agreement"), pursuant to which Swank pledged and granted a security interest in the Collateral (as defined therein) as security for (i) obligations under the Credit Agreement dated as of December 22, 1992 (the "1992 Credit Agreement") between Swank, the lenders named therein (the "Banks") and the Agent and (ii) obligations of Swank to the Banks in respect of certain other indebtedness.

                  Swank, the Banks and the Agent amended and restated the 1992 Credit Agreement pursuant to an Amended and Restated Credit Agreement dated as of July 20, 1995 (the "1995 Credit Agreement") and, concurrently with the execution and delivery of the 1995 Credit Agreement, the 1992 Security Agreement was amended to provide that the obligations of Swank under the 1992 Credit Agreement as amended and restated by the 1995 Credit Agreement became "Secured Obligations" entitled to the benefits and security of the 1992 Security Agreement.

                  Concurrently with the execution and delivery of this Amended and Restated Security Agreement, Swank, the Banks and the Agent are amending and restating the 1995 Credit Agreement pursuant to a Second Amended and Restated Credit Agreement dated as of May 24, 1996 (the 1995 Credit Agreement as so amended and restated and as further modified, and supplemented and in effect from time to time, being hereinafter called the "Credit Agreement").

                  To induce the Banks to amend and restate the 1995 Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Swank and the Agent have agreed to amend and restate the 1992 Security Agreement (as heretofore amended) in its entirety as follows:

                  Section 1. Definitions. Except as expressly provided herein, terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

                     Amended and Restated Security Agreement


       "Accounts" shall have the meaning ascribed thereto in Section 3(d).

       "Collateral" shall have the meaning ascribed thereto in Section 3.

       "Collateral Account" shall have the meaning ascribed thereto in
Section 4.01.

       "Collateral Account Date" shall have the meaning ascribed thereto in Section 4.01.

       "Documents" shall have the meaning ascribed thereto in Section 3(j).

       "Equipment" shall have the meaning ascribed thereto in Section 3(h).

       "Instruments" shall have the meaning ascribed thereto in Section 3(e).

                     Amended and Restated Security Agreement

         "Inventory Products" shall have the meaning ascribed thereto in
 Section 3(f).

                  "Letter of Indemnity Obligations" shall mean all obligations of Swank outstanding to The Chase Manhattan Bank (National Association) arising in respect of letters of indemnity, steamship guaranties, airway releases and similar undertakings issued by The Chase Manhattan Bank (National Association) at any time (including at any time prior to the execution and delivery hereof) to enable Swank to obtain delivery of goods in the possession or control of air, marine, or other carriers, in the absence of required documents.

                  "Patents" shall mean any and all patents and patent applications of Swank, including, without limitation, the inventions and improvements described and claimed therein and those patents listed on Annex 1, attached hereto and made a part hereof, together with (a) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world.

                  "Pledged Stock" shall have the meaning ascribed thereto in
          Section 3(a).

                  "Related  General  Intangibles"  shall  mean all  Patents  and
         Trademarks; all inventions, processes, production methods, proprietary information, know-how and trade secrets used or useful in the businesses of Swank; all trade names, service marks, logos, copyrights and the like owned or used by Swank and used or useful in the businesses of Swank and goodwill relating to the same including, without limitation, the trade names, service marks, logos, and copyrights listed on Annex 3, attached hereto and made a part hereof; all licenses or other agreements granted to Swank with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the trade names, service marks, logos and copyrights listed on Annex 4, attached hereto and made a part hereof; all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs, and the like pertaining to operations by Swank which pertain to any of the businesses of Swank; all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured and which pertain to any of the businesses of Swank; all accounting information which pertains to any of the businesses of Swank and all media in which or on which any of the information or knowledge or data or records which pertain to any of the businesses of Swank may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by Swank pertaining to operations now or hereafter conducted by Swank which pertain to any of the businesses of Swank; and all causes of action, claims and warranties now or hereafter owned or acquired by Swank.

                  "Secured Obligations" shall mean, collectively, (i) the principal of and interest on the Loans, the Notes, and all other amounts owing to the Banks by Swank under the Credit Agreement or hereunder and (ii) Letter of Indemnity Obligations.

                  "Stock Collateral" shall have the meaning ascribed thereto in
        Section 3(c).

                  "Trademarks" shall mean any and all of Swank's trademarks and trademark applications, including, without limitation (A) any and all trademarks and trademark registration numbers of Swank that are identified on Annex 2, attached hereto and made a part hereof, and the product lines and goodwill associated therewith and (B) any (1) trademark or trademark application that, at any time on or after the date hereof is (x) registered and received by or on behalf of Swank with the United States Patent and Trademark Office or (y) maintained by or on behalf of Swank with the United States Patent and Trademark Office as its valid, effective and existing trademark and trademark application, (2) trademark registration number under which any such trademark and trademark application is registered with the United States Patent and Trademark Office and (3) product lines and goodwill associated therewith.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

                  Section 2. Representations and Warranties. Swank represents and warrants to the Banks and the Agent that (i) the Pledged Stock is duly authorized, validly issued, fully paid and nonassessable, (ii) Swank is, and so long as any of the Secured Obligations remain outstanding Swank will at all times be, the sole beneficial owner of the Collateral and no Lien exists or will exist upon any Collateral at any time, except for Liens permitted under Section
7.2 of the IBJ Schroder Credit Agreement, as incorporated by reference in the Credit Agreement pursuant to Section 9.01(a) thereof, and except for the pledge and security interest in favor of the Agent for the benefit of the Banks created or provided for herein which pledge and security interest constitutes a first priority perfected pledge and security interest in and to all of the Collateral, subject to the Intercreditor Agreement, (iii) the Pledged Stock constitutes all of the issued and outstanding shares of capital stock of any class of each Subsidiary of Swank (other than Releve Accessories S.A. and Leather Concepts S.A.), (iv) Annex 6 correctly lists all Pledged Stock outstanding on the date hereof, correctly identifies the certificates evidencing such Pledged Stock, the beneficial owner and registered shareholder of such Pledged Stock and the number of shares held by each such beneficial owner and registered shareholder, (v) Annex 1 hereto sets forth a complete and correct list of all United States patents, and applications for United States letters patent owned by Swank, Annex 2 hereto sets forth a complete and correct list of all United States trademarks, and trademark applications owned by Swank, Annex 3 hereto sets forth a complete and correct list of all United States trade names, service marks, logos and copyrights owned by Swank and Annex 4 hereto sets forth a complete and correct list of all licenses or other agreements relating to United States trade names, service marks, logos and copyrights, and (vi) any goods now or hereafter produced by Swank included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

                  Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, Swank hereby pledges and grants to the Agent, for the benefit of the Banks as hereinafter provided, a security interest in all of its right, title and interest in the following property, whether now owned by Swank or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

                           (a) all shares of capital stock of whatever class of each Subsidiary of Swank (other than Releve Accessories S.A. and Leather Concepts S.A.) including, without limitation, all shares listed in Annex 6 hereto, together with in each case the certificates evidencing the same, accompanied by undated stock powers duly executed in blank (collectively, the "Pledged Stock");

                           (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

                           (c) without affecting the obligations of Swank under any provision prohibiting such action under the Credit Agreement, in the event of any consolidation or merger in which any Subsidiary is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is Swank itself) formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause
         (c) being herein collectively called the "Stock Collateral");

                           (d) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of Swank constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to Swank in respect of any loans or advances or for Inventory Products or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to Swank under any guarantee (including a letter of credit) of the purchase price of Inventory Products or Equipment sold by Swank and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively "Accounts");

                           (e) all instruments, negotiable documents, chattel paper or letters of credit (each as defined in the Uniform Commercial
         Code) evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "Instruments");

                           (f) all inventory (as defined in the Uniform Commercial Code) of Swank, including all goods obtained by Swank in exchange for such inventory, and any products made or processed from such inventory including all substances, if any, commingled therewith or added thereto (herein collectively called "Inventory Products");

                           (g) all Related General Intangibles and all other general intangibles not constituting Related General Intangibles or Accounts;

                           (h)all equipment (as defined in the Uniform
         Commercial Code) of Swank, including all motor vehicles, trucks and trailers (herein collectively called "Equipment");

                           (i) each contract and other agreement relating to the sale or other disposition of Inventory Products or Equipment;

                           (j) all documents of title (as defined in the Uniform Commercial Code) or other receipts covering, evidencing or representing Inventory Products or Equipment (herein collectively called "Documents");

                           (k) all rights, claims and benefits of Swank against any Person arising out of, relating to or in connection with Inventory Products or Equipment purchased by Swank, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory Products or Equipment;

                           (l) the balance from time to time in the Collateral Account; and

                           (m) all proceeds, products and accessions of and to any of the property described in clauses (a) through (l) above in this
         Section 3 (including, without limitation, any proceeds of insurance thereon), and, to the extent related to any property described in said clauses or above in this clause (m), all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of Swank or any computer bureau or service company from time to time acting for Swank.


                  Section 4.  Cash Proceeds of Collateral.

                  4.01 Collateral Account. There is hereby established with the Agent a cash collateral account (the "Collateral Account") in the name and under the control of the Agent into which, subject to the Intercreditor Agreement, Swank may from time to time deposit any additional amounts which it wishes to pledge to the Agent for the benefit of the Banks as additional collateral security hereunder and into which, commencing with the date (the "Collateral Account Date") on which the Majority Banks (through the Agent) shall give Swank notice that they deem the same to be reasonable and appropriate, there shall be deposited, subject to the Intercreditor Agreement, from time to time the cash proceeds of any of the Collateral required to be delivered to the Agent pursuant hereto. The balance from time to time in the Collateral Account shall, subject to the Intercreditor Agreement, constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Agent shall, subject to the Intercreditor Agreement, remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of Swank as Swank shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Agent may, (and, if instructed by the Majority Banks, shall), subject to the Intercreditor Agreement, in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.10. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

                  4.02 Proceeds of Accounts. Swank shall, subject to the Intercreditor Agreement, commencing with the Collateral Account Date, instruct all account debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either (i) directly to the Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Agent) or (ii) to one or more other banks in any state in the United States (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Agent) under arrangements, in form and substance satisfactory to the Agent pursuant to which Swank shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Agent for deposit into the Collateral Account. All payments made to the Agent, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account. In addition to the foregoing, Swank agrees that if after the Collateral Account Date the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, Swank shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by Swank for and as the property of the Agent and shall not be commingled with any other funds or property of Swank.

                           First,  to the  payment of the costs and  expenses of
                  such collection, sale or other realization, including reasonable compensation to the Agent and its agents and counsel, and all expenses, and advances made or incurred by the Agent in connection therewith;

                           Second,  to  the  payment  in  full  of  the  Secured
                  Obligations (other than Letter of Indemnity Obligations in excess of $1,000,000 in the aggregate), in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Banks holding the same may otherwise agree;

                           Third, to the payment in full of Letter of Indemnity
                  Obligations in excess of $1,000,000 in the aggregate; and

                           Finally,  to the payment to Swank,  or its successors
                  or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

As used in this Section 5, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of Swank or any issuer of or obligor on any of the Collateral.

                  5.11 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Agent is hereby appointed the attorney-in-fact of Swank for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest, provided that the Agent shall not take any action pursuant to the authority granted to it in this Section 5.11 without first notifying Swank thereof. Without limiting the generality of the foregoing, so long as the Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of Swank representing any dividend, payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                  5.12 No Waiver. No failure on the part of the Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  5.13 Termination. When all Secured Obligations shall have been paid in full, this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of Swank and to be released and canceled all licenses and rights referred to in Section 5.05(1).

                  5.14 Expenses. Swank agrees to pay to the Agent all reasonable out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this
Section 5, or performance by the Agent of any obligations of Swank in respect of the Collateral which Swank has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Secured Obligations to the Agent secured under Section 3 hereof.

                  5.15 Further Assurances. Swank agrees that, from time to time upon the written request of the Agent, Swank will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

                  Section 6.  Miscellaneous.

                  6.01 Financing Statements. Prior to or concurrently with the execution and delivery of this Agreement, Swank shall, subject to the Intercreditor Agreement, file such financing statements and other documents in such offices, cause the Agent (to the extent requested by any Bank) to be listed as the lienholder on all certificates of title relating to vehicles owned by Swank and give notice to such Persons, as the Agent may request to perfect the security interests granted by Section 3 of this Agreement.

                  6.02 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, provided that as to Collateral located in any jurisdiction other than New York, the Agent shall have all the rights to which a secured party under the laws of such jurisdiction is entitled.

                  6.03 Notices. All notices, requests, consents and demands hereunder shall be in writing and telexed, telecopied, telegraphed, cabled or delivered to the intended recipient at its address or telex number specified pursuant to Section 12.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 12.02.

                  6.04 Waivers, etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by Swank and the Agent (with the consent of the Banks as specified in Section 11.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Agent and each Bank, each subsequent holder of any Secured Obligation, and each other party to this Agreement.

                  6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Swank, the Agent, the Banks and each subsequent holder of the Secured Obligations (provided, however, that Swank shall not assign or transfer its rights hereunder without the prior written consent of the Banks).

                  6.06 Counterparts. This Agreement may be executed in one or more counterparts and all of such counterparts taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Security Agreement to be duly executed as of the day and year first above written.


                                     SWANK, INC.

                                     By_________________________
                                     Title:


                                     THE CHASE MANHATTAN BANK
                                    (NATIONAL ASSOCIATION),
                                     as Agent


                                    By_________________________
                                    Title: